Exhibit 99.1

Sypris Reports Third Quarter Results

Gross Margin Expands 220 Basis Points

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 13, 2018--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended September 30, 2018. While net revenue for the third quarter was relatively flat compared with the year-earlier quarter, the Company's overall gross margin improved versus the third quarter of 2017 and the net loss for the period narrowed significantly. These improvements continue to reflect the successful implementation of strategic initiatives to better align the Company's revenue and cost structure and diversify the Company’s book of business, both in terms of customers and markets.

HIGHLIGHTS

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  The Company’s gross margin increased to 5.7% of revenue, up 220 basis points from the third quarter of 2017.
  Revenue for Sypris Technologies increased 9.6% during the quarter compared with the prior-year period, reflecting the impact of new contract awards and favorable market conditions.
  Gross margin for Sypris Technologies increased to 8.9% of revenue, up from a loss of 4.2% for the prior-year period, reflecting the impact of increased revenue and significantly lower operating costs.
  Revenue for Sypris Electronics declined compared with the prior-year period, reflecting program delays and the short-term impact on sales from the delay in the receipt of certain electronic components.
  Subsequent to quarter-end, the Company entered into a series of supply agreements with Sistemas Automotrices de Mexico, S.A. de C.V. (“Sisamex”), to supply Sisamex with a variety of driveline components for use in the commercial vehicle, agricultural and all-terrain markets.
  The Company announced its financial guidance for the fourth quarter of 2018, with revenue forecasted to be in the range of $24-$26 million, representing top-line growth of 16% at the midpoint on a year-over-year basis, and gross profit forecasted to be in the range of 13%-15% of revenue.
  The Company’s initial outlook for 2019 includes revenue of $105-$110 million, representing 20% year-over-year growth at the midpoint, and gross margin of 15%-17%, with both business segments registering solid profitability.

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“We were pleased with the year-over-year revenue growth and margin expansion at Sypris Technologies,” commented Jeffrey T. Gill, president and chief executive officer. “Shipment volumes remained strong in the quarter to support demand coming from the automotive and commercial vehicle markets, which experienced a 17% increase in shipments on a year-over-year basis. And with Class 8 order rates at record levels, we expect demand will remain high through 2019.

“We also experienced substantial strength in demand for our energy-related products, where orders increased 50% on a year-over-year basis. The strength in customer demand, however, did not translate into increased shipments during the quarter, which actually declined sequentially during the period as we confronted a number of production, supply and other issues that resulted in shipments being delayed into the fourth quarter.”

“Subsequent to quarter end, the Company entered into a series of agreements to continue to supply axle shafts to Sisamex, in addition to the introduction of new driveline products for use in the commercial vehicle, agricultural and all-terrain markets. Sisamex is a long-term strategic partner and expanding the range of products we supply further strengthens this relationship. We expect to begin production on the new products early in 2019,” he continued.

“We were challenged by continued customer delays on certain programs and material availability at Sypris Electronics, as well as the timing of the ramp-up on a large program that began late in the third quarter” he added. “Together, these challenges resulted in lower shipment levels than were otherwise planned. As the timely receipt of electronic components improves, customer product designs are tested and finalized, and with a new program now ramping up, we expect to see higher levels of shipments going forward, supported by our backlog.”

Concluding, Mr. Gill said, “We continue to see strong demand in each of our primary markets to support our revenue outlook for the balance of the year and into 2019. Our customer base and the markets we serve remain resilient and are considerably more diversified than at any point in our recent history. We are confident that the combination of our expected revenue growth and lower fixed manufacturing overhead costs, driven by our cost-reduction actions, will contribute to our return to profitability going forward.”

Third Quarter Results

The Company reported revenue of $21.1 million for the third quarter compared with $21.4 million for the prior-year period. Additionally, the Company reported a net loss of $2.3 million, or $0.11 per share, compared with a loss of $3.1 million, or $0.15 per share, for the prior-year period. The results for the quarter ended September 30, 2018, included costs of $0.3 million related to preparing the Broadway facility for sale or other use. Results for the quarter ended October 1, 2017, included severance and relocation costs of $0.4 million related to the Broadway transition.

For the nine months ended September 30, 2018, the Company reported revenue of $64.0 million compared with $60.8 million for the first nine months of 2017. The Company reported a net loss for the current nine-month period of $3.3 million, or $0.16 per share, compared with a net loss of $9.6 million, or $0.47 per share, for the prior-year period. Results for the nine months ended September 30, 2018, included an insurance recovery gain of $2.3 million, which was partially offset by a net loss of $0.2 million on the sale of excess equipment and costs of $1.1 million related to preparing the Broadway facility for sale or other use. Results for the nine months ended October 1, 2017, included net gains of $2.7 million related to the sale of excess equipment, which was partially offset by severance, relocation and other costs of $2.2 million.

Sypris Technologies

Revenue for Sypris Technologies was $14.9 million in the third quarter compared with $13.5 million for the prior-year period, primarily reflecting an increase in demand from customers in the automotive and commercial vehicle markets. Gross profit for the quarter was $1.3 million, or 8.9% of revenue, compared with a loss of $0.6 million, or 4.2% of revenue, for the same period in 2017. Gross profit benefitted from the increase in volume as well as cost improvements realized following the transfer of production from our Broadway Plant, which was completed as of the end of 2017.

Sypris Electronics

Revenue for Sypris Electronics was $6.2 million in the third quarter of 2018 compared with $7.8 million for the prior-year period. Revenue for the quarter was impacted by delays on certain programs, as the customer designs are tested and finalized, and shortages of certain electronic components in the electronics manufacturing industry. Gross profit for the quarter was a loss of $0.1 million compared with profit of $1.3 million for the prior-year period, primarily reflecting the lower volumes and changes in revenue mix.

Outlook

Commenting on the future, Mr. Gill added, “Alongside current volume growth, we are poised to capitalize on additional opportunities across our markets for healthy, revenue expansion as we close 2018 and head into 2019. New contract awards and market expansion are expected to occur in each of our targeted markets for energy, automotive, commercial vehicle, and aerospace and defense products, as well as new electronics programs.

“Third-party forecasts for the Class 8 commercial vehicle market indicate freight volumes are now expected to be strong well into the second half of 2019. The energy market continues to benefit from increased demand and higher oil prices. The National Defense Authorization Act for Fiscal Year 2019 provides nearly $700 billion in funding for the U.S. Department of Defense, which is expected to support program growth and market expansion for Aerospace and Defense participants during the coming year. And, from a cost standpoint, we expect to benefit from significantly lower fixed overhead and production costs at Sypris Technologies, as well as from the elimination of severance and other expenses.

“Our revenue outlook for the fourth quarter is forecasted to be in the range of $24-$26 million, representing top-line growth of 16% at the midpoint on a year-over-year basis, and gross profit is forecasted to be in the range of 13%-15% of revenue. Our initial outlook for 2019 includes revenue of $105-$110 million and gross margin of 15%-17%, with both business segments registering solid profitability.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components, and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment; our failure to return to profitability on a timely basis, which would cause us to continue to use existing cash resources or other assets to fund operating losses; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost, quality and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; dependence on, retention or recruitment of key employees; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the costs of compliance with our auditing, regulatory or contractual obligations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	October 1,
	2018	2017
	(Unaudited)
Revenue	$21,101	$21,371
Net loss	$(2,336)	$(3,133)
Loss per common share:
Basic	$(0.11)	$(0.15)
Diluted	$(0.11)	$(0.15)
Weighted average shares outstanding:
Basic	20,555	20,397
Diluted	20,555	20,397

	Nine Months Ended
	September 30,	October 1,
	2018	2017
	(Unaudited)
Revenue	$64,014	$60,805
Net loss	$(3,317)	$(9,588)
Loss per common share:
Basic	$(0.16)	$(0.47)
Diluted	(0.16)	(0.47)
Weighted average shares outstanding:
Basic	20,497	20,305
Diluted	20,497	20,305

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$14,852	$13,547	$44,686	$40,366
Sypris Electronics	6,249	7,824	19,328	20,439
Total net revenue	21,101	21,371	64,014	60,805
Cost of sales:
Sypris Technologies	13,523	14,121	39,320	41,261
Sypris Electronics	6,376	6,509	18,527	17,727
Total cost of sales	19,899	20,630	57,847	58,988
Gross profit (loss):
Sypris Technologies	1,329	(574)	5,366	(895)
Sypris Electronics	(127)	1,315	801	2,712
Total gross profit	1,202	741	6,167	1,817
Selling, general and administrative	2,942	3,134	9,261	10,125
Research and development	-	5	-	36
Severance, relocation and other costs	274	357	1,088	2,235
Operating loss	(2,014)	(2,755)	(4,182)	(10,579)
Interest expense, net	231	208	665	602
Other expense (income), net	56	115	(1,651)	(1,663)
Loss before taxes	(2,301)	(3,078)	(3,196)	(9,518)
Income tax expense	35	55	121	70
Net loss	$(2,336)	$(3,133)	$(3,317)	$(9,588)
Loss per common share:
Basic	$(0.11)	$(0.15)	$(0.16)	$(0.47)
Diluted	$(0.11)	$(0.15)	$(0.16)	$(0.47)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	20,555	20,397	20,497	20,305
Diluted	20,555	20,397	20,497	20,305

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	September 30,	December 31,
	2018	2017
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$8,623	$8,144
Accounts receivable, net	11,471	9,317
Inventory, net	18,856	17,641
Other current assets	6,020	2,003
Assets held for sale	2,016	2,898
Total current assets	46,986	40,003
Property, plant and equipment, net	14,766	15,574
Other assets	881	1,578
Total assets	$62,633	$57,155
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,472	$10,465
Accrued liabilities	15,027	10,330
Current portion of capital lease obligations	577	829
Total current liabilities	30,076	21,624

Long-term capital lease obligations	2,959	3,397
Note payable - related party	6,446	6,435
Other liabilities	8,686	8,769
Total liabilities	48,167	40,225
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,414,374 shares issued and 21,398,182 outstanding in 2018 and 21,438,269 shares issued and 21,422,077 outstanding in 2017	214	214
Additional paid-in capital	154,244	153,858
Accumulated deficit	(114,738)	(111,591)
Accumulated other comprehensive loss	(25,254)	(25,551)
Treasury stock, 16,192 in 2018 and 2017	-	-
Total stockholders’ equity	14,466	16,930
Total liabilities and stockholders’ equity	$62,633	$57,155

Note: The balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	September 30,	October 1,
	2018	2017
	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,317)	$(9,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,988	2,929
Stock-based compensation expense	493	563
Deferred loan costs recognized	11	45
Net loss (gain) on the sale of assets	241	(2,664)
Insurance recovery gain	(2,275)	-
Provision for excess and obsolete inventory	(125)	145
Other noncash items	127	622
Contributions to pension plans	(77)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,164)	(2,552)
Inventory	(2,184)	(7,713)
Prepaid expenses and other assets	(2,681)	658
Accounts payable	4,007	5,617
Accrued and other liabilities	4,891	3,392
Net cash used in operating activities	(1,065)	(8,546)
Cash flows from investing activities:
Capital expenditures	(1,321)	(1,457)
Proceeds from sale of assets	1,388	2,750
Insurance proceeds for recovery of property damage, net	2,275	-
Change in restricted cash	-	1,500
Net cash provided by investing activities	2,342	2,793
Cash flows from financing activities:
Capital lease payments	(691)	(149)
Indirect repurchase of shares for minimum statutory tax withholdings	(107)	(123)
Net cash used in financing activities	(798)	(272)
Net increase (decrease) in cash and cash equivalents	479	(6,025)
Cash and cash equivalents at beginning of period	8,144	15,270
Cash and cash equivalents at end of period	$8,623	$9,245

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer